Exhibit 99.1

NEWS RELEASE
Fargo Electronics, Inc.
6533 Flying Cloud Drive
Eden Prairie, Minnesota 55344 USA
FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
April 21, 2004	Paul Stephenson
952-941-9470, ext. 142
E-mail: Paul.Stephenson@fargo.com

Fargo Electronics, Inc. Reports First Quarter 2004 Results

Minneapolis (April 21, 2004) – Fargo Electronics, Inc. (NASDAQ: FRGO) today reported net sales for the first quarter ended March 31, 2004, of $15,554,000 compared with net sales of $15,479,000 in the first quarter of 2003. Net income for the first quarter of 2004 was $1,427,000, or $0.11 per diluted share, compared with $1,315,000, or $0.10 per diluted share in the same period last year.

Operating income for the first quarter was $2,142,000, or 14% of sales, compared to $1,950,000, or 13% of sales, in the first quarter of 2003. Results for the quarter included a $360,000 reduction of cost of sales related to the settlement of prior years’ duty drawback claims. At March 31, 2004, the company remained debt-free and held a cash balance of $14.9 million.

“We are pleased with our first quarter results,” said Gary R. Holland, Fargo’s president and chief executive officer. “We continue to strengthen the foundation we have built to take advantage of the global need for secure ID cards. We are currently planning the introduction of several new products in the latter half of this year to further enhance our position as the preferred provider of ID card solutions.”

“We are also pleased,” continued Holland, “that the U.S. Department of Defense has chosen to extend its relationship with Fargo as an ongoing supplier of security card identity systems for the Common Access Card project and has selected the company’s High Definition Printing technology as its platform of choice for deployable installations.”

In addition, Fargo has received five new patents and three notices of allowance of applications from the United States Patent and Trademark office in the first quarter of 2004. These patents and notices relate to diverse parts of Fargo’s business including lamination, inkjet card printing, security features and communication between supplies and printers. They reflect Fargo’s ongoing commitment to protect its innovations in identification card printing.

Fargo also announced its earnings per share estimate for the second quarter of 2004. For the second quarter, the Company presently estimates earnings per diluted share will be in the range of $0.12 to $0.16. For the full year, the Company presently estimates earnings per diluted share will be in the range of $0.60 to $0.70.

—More

Forward-looking Statements

Statements made in this release concerning the company’s expectations about future results or events are “forward-looking statements”. Such statements are subject to the safe harbor created by the Private Securities Reform Act of 1995, and are necessarily subject to risks and uncertainties. Actual results may differ materially from those reflected in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and are subject to the risks and uncertainties inherent in general industry and market conditions, general domestic and international economic conditions, and other factors. These risks and uncertainties include: product acceptance and customer demand for Fargo’s card personalization systems and proprietary supplies; actions taken and alternative products marketed by Fargo’s competitors; supplier relationships, including reliance on sole and single-source suppliers; manufacturing or design defects that we may discover after shipment; lack of inventories of component parts or finished goods; our focus on the identification card personalization market; continuing technological changes in our industry; our dependence on a distribution network and the reaction of this network to changes in distribution programs; domestic and international regulations and standards; our dependence on international sales; material changes in orders placed by large end users; challenges in effectively managing growth; our dependence on technologies we do not own; complex design and manufacturing delays; protecting and enforcing intellectual property rights; inadequate protection against infringement claims; adverse economic and business conditions, including conditions resulting from the terrorist attack on the U.S. on September 11, 2001 and the resulting hostilities and the war with Iraq commenced in March 2003. For more detail, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

About Fargo

Fargo is the world’s leader in innovative technologies for desktop plastic card identity systems. Based in Eden Prairie, Minnesota, Fargo is the only manufacturer to offer three distinct technologies in printing systems – High Definition Printing™ (reverse image), traditional Direct-to-Card printing (dye-sublimation), and CardJet Printing Technology™ (inkjet) – to personalize plastic identification cards, complete with digital images and text, lamination, and electronically encoded information.

Personalized identification cards provide physical, information, and transaction security for a wide variety of applications including Corporations, National IDs, Drivers’ Licenses, Universities, Schools, Government Installations, Transportation, Casinos, Healthcare Facilities, E-commerce, Retail Stores, Correctional Institutions, Associations, Sports Events and Recreation Sites. More than 80,000 Fargo systems have been sold in the U.S. and in over 80 other countries. For more information, visit Fargo’s Web site at http://www.fargo.com.

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FARGO ELECTRONICS, INC.

CONDENSED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$14,903	$13,445
Accounts receivable, net	8,698	7,015
Inventories, net	4,724	4,848
Prepaid expenses	438	233
Deferred income taxes	3,412	3,412

Total current assets	32,175	28,953

Equipment and leasehold improvements, net	2,175	2,107

Deferred income taxes	19,096	19,730
Other	12	17

Total assets	$53,458	$50,807

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,152	$3,802
Accrued liabilities	2,459	2,765

Total current liabilities	7,611	6,567

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value; 50,000 shares authorized, 12,483 and 12,455 shares issued and outstanding at March 31, 2004, and December 31, 2003, respectively	125	125
Additional paid-in capital	149,359	149,179
Accumulated deficit	(103,637)	(105,064)

Total stockholders’ equity	45,847	44,240

Total liabilities and stockholders’ equity	$53,458	$50,807

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2004	2003

Net sales	$15,554	$15,479

Cost of sales	9,033	9,289

Gross profit	6,521	6,190

Operating expenses:
Research and development	1,286	1,231
Selling, general and administrative	3,093	3,009

Total operating expenses	4,379	4,240

Operating income	2,142	1,950

Other income (expense):
Interest expense	(5)	(15)
Other, net	26	3

Total other income (expense)	21	(12)

Income before provision for income taxes	2,163	1,938

Provision for income taxes	736	623

Net income	$1,427	$1,315

Net income per common share:
Basic earnings per share	$0.11	$0.11
Diluted earnings per share	$0.11	$0.10

Weighted average common shares outstanding:
Basic	12,472	12,369
Diluted	12,836	12,677

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003

Cash flows from operating activities:
Net income	$1,427	$1,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	242	231
Provision for doubtful accounts	20	—
Loss on disposal of equipment	—	14
Deferred income taxes	634	548
Deferred compensation	—	7
Tax benefit recognized for stock options	16	—
Changes in operating assets and liabilities
Accounts receivable	(1,703)	1,665
Inventories	124	(927)
Prepaid expenses and other assets	(200)	(144)
Accounts payable	1,288	(302)
Accrued liabilities	(306)	(829)

Net cash provided by operating activities	1,542	1,578

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(248)	(167)

Net cash used in investing activities	(248)	(167)

Cash flows from financing activities:
Proceeds from issuance of common stock	164	56

Net cash provided by financing activities	164	56

Net increase in cash and cash equivalents	1,458	1,467

Cash and cash equivalents, beginning of period	13,445	2,511

Cash and cash equivalents, end of period	$14,903	$3,978

Noncash transaction
Purchase of equipment included in accounts payable	$62	—

FARGO ELECTRONICS, INC.

SUPPLEMENTAL SALES INFORMATION

(In thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended March 31,
	2004	2003
Equipment	$5,432	$5,827
Supplies	10,122	9,652

Total Sales	$15,554	$15,479

Sales by Geographic Region

	Three Months Ended March 31,
	2004	2003
U.S.	$8,177	$8,229
International	7,377	7,250

Total Sales	$15,554	$15,479